Child, Sullivan & Company


A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS
1284  W. Flint Meadow Dr., Suite D, Kaysville, UT 84037
PHONE:(801) 927-1337  FAX:(801) 927-1344

February 18, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4.01 of Form 8-K dated February 18, 2005, of Legend International Holdings, Inc. and are in agreement with the statements contained therein.



Child, Sullivan & Company



Child, Sullivan & Company
Kaysville, Utah